Exhibit 99.1

NEWS RELEASE

For further information, contact:	Matt Quantz, Manager—Corporate Communications
(337) 232-7028, www.petroquest.com

PETROQUEST ENERGY ANNOUNCES CLOSINGS OF

$200 MILLION PRIVATE PLACEMENT OF 10.00% SENIOR NOTES DUE 2017

AND GULF OF MEXICO ACQUISITIONS

LAFAYETTE, LA – July 3, 2013—PetroQuest Energy, Inc. (NYSE: PQ) announced today the closing of its previously announced private offering under Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), of $200 million aggregate principal amount of 10% Senior Notes due 2017 (the “New Notes”). The New Notes were issued at a price equal to 100% of their face value plus accrued interest from March 1, 2013. The New Notes have terms that, subject to certain exceptions, are substantially identical to the Company’s existing $150 million aggregate principal amount of 10% Senior Notes due 2017.

The net proceeds from the offering were used to finance the approximately $192 million purchase price of the Company’s previously announced acquisitions of certain producing oil and gas assets located in the shallow waters of the Gulf of Mexico (collectively, the “Gulf of Mexico Acquisitions”). The Gulf of Mexico Acquisitions also closed on July 3, 2013.

The New Notes have not been registered under the Securities Act, or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The New Notes are eligible for trading by qualified institutional buyers pursuant to Rule 144A and to persons outside the United States pursuant to Regulation S under the Securities Act.

This news release does not constitute an offer to sell or solicitation of an offer to buy any security, nor will there be any sale of such security in any jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our ability to integrate our recently completed acquisitions with our operations and realize the anticipated benefits from the acquisitions, any unexpected costs or delays in connection with the acquisitions, our ability to find oil and natural gas reserves that are economically recoverable, the volatility of oil and natural gas prices and significantly depressed natural gas prices since the middle of 2008, the uncertain economic conditions in the United States and globally, the declines in the values of our properties that have resulted in and may in the future result in additional ceiling test write-downs, our ability to replace reserves and sustain production, our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in prospect development and property acquisitions or dispositions and in projecting future rates of production or future proved, probable and possible reserves, the timing of development expenditures and drilling of wells, hurricanes and other natural disasters, changes in laws and regulations as they relate to our operations, including our fracing operations in shale plays or our operations in the Gulf of Mexico, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.